UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2006

ASPREVA PHARMACEUTICALS CORPORATION
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada
(State or Other Jurisdiction of Incorporation)

000-51169	98-0435540
(Commission File Number)	(IRS Employer Identification No.)

1203-4464 Markham Street
Victoria, British Columbia, Canada V8Z 7X8
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (250) 744-2488

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Aspreva Pharmaceuticals Corporation entered into a settlement agreement and release, effective February 10, 2006, with Steven D. Piazza, Aspreva’s former Senior Vice President, Global Life Cycle Management. Pursuant to the settlement agreement and release, and in consideration of the general release given by Mr. Piazza, Aspreva agreed to pay Mr. Piazza: (a) the equivalent of six months of salary in a lump sum payment, less applicable deductions, and (b) additional lump sum payments for vacation pay, relocation expenses and foregone bonus, each less applicable deductions. Aspreva also agreed to continue the vesting of Mr. Piazza’s stock options through July 12, 2006 and to provide Mr. Piazza with medical and dental benefits through July 12, 2006. The settlement agreement and release is attached to this Form 8-K as Exhibit 10.16.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description

10.16	Settlement agreement and release, by and between Steven D. Piazza and Aspreva Pharmaceuticals Corporation, effective February 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPREVA PHARMACEUTICALS CORPORATION

Dated: February 16, 2006
	By:	/s/ Bruce G. Cousins
Bruce G. Cousins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.16	Settlement agreement and release, by and between Steven D. Piazza and Aspreva Pharmaceuticals Corporation, effective February 10, 2006.